UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 26, 2004

The Hallwood Group Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8303	51-0261339

(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500, Dallas, Texas	75219

(Address of Principal Executive Offices)	(Zip Code)

(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) Not applicable.

(b) On August 26, 2004, The Hallwood Group Incorporated (the “Company”) notified the American Stock Exchange (“AmEx”) that Mr. J. Thomas Talbot resigned from the Audit Committee of the Board of Directors of the Company. As a result of that resignation, the Company is not in compliance with Section 121(B)(2)(a) of the AmEx Company Guide, which requires each listed issuer to have an audit committee comprised of at least three members. The Company has begun seeking a suitable candidate to become a member of the Company’s Audit Committee.

(c) Not applicable.

(d) Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HALLWOOD GROUP INCORPORATED
Date: August 26, 2004	By:	/s/ Melvin J. Melle
		Name:	Melvin J. Melle
		Title:	Vice President